UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

SCHEDULE 14C

INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c)  of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

Movie Trailer Galaxy, Inc.

(Name of Registrant As Specified in Charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

333-169970	5045 Orbitor Drive	32-0309203
(Commission File Number)	Building 10, Suite 200	(IRS Employer Identification No)
Mississauga, Ontario
Canada L4W 4Y4
(Address of Principal Executive Offices and zip code)

Payment of Filing Fee (Check the appropriate box):

[X]	No Fee Required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

MOVIE TRAILER GALAXY, INC.

5045 Orbitor Drive

Building 10, Suite 200

Mississauga, Ontario

Canada L4W 4Y4

Notice of Action by Written Consent

of a

Majority of the Outstanding Common Shares

taken as of September 26, 2012

TO THE STOCKHOLDERS OF MOVIE TRAILER GALAXY, INC.

Movie Trailer Galaxy, Inc. (“we” “us” “our” or “Company”) hereby gives notice to its stockholders that the holders of a majority of the Company’s outstanding shares of common stock (“Common Stock”), have taken action by written consent to:

1.

Approve the amendment to the Company’s Articles of Incorporation to change the name of the Company from Movie Trailer Galaxy, Inc. to Brookfield Resources Inc.

2.

Approve the amendment to the Company’s Articles of Incorporation to reduce the authorized common shares to 900,000,000 after taking into effect the Certificate of Change that increased the outstanding shares and the authorized common shares by a multiple of 560 to 1.  The Certificate of Change was filed on September 17, 2012 and will be effective on October 2, 2012.

The stockholders have approved the corporate actions in lieu of a special meeting pursuant to Section 78.320 of the Nevada Revised Statues “NRS”, which permits any action that may be taken at a meeting of the stockholders to be taken by the written consent to the action by the holders of the number of shares of voting stock required to approve the action at a meeting.  All necessary corporate approvals in connection with the matters referred to in this information statement have been obtained.  This information statement is being furnished to all of our stockholders pursuant to Section 14(c) of the Securities and Exchange Act of 1934 (“Exchange Act”), and the rules thereunder, solely for the purpose of informing stockholders of these corporate actions before they take effect.  In accordance with Rule 14c-2 under the Exchange Act, the stockholder consent will take effect 21 calendar days following the mailing of this information statement.

The details of the foregoing actions and other important information are set forth in the accompanying Information Statement.

This action has been approved by our Board of Directors and the holders of more than a majority of the Company’s common shares outstanding.  Only stockholders of record at the close of business September 26, 2012 are being given Notice of the Action by Written Consent.  The Company is not soliciting proxies.

By Order of the Board of Directors of

MOVIE TRAILER GALAXY, INC.

/s/ Mateo Sacco

Chief Executive Officer

October 22, 2012

WE ARE NOT ASKING YOU FOR A PROXY

AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

MOVIE TRAILER GALAXY, INC.

5045 Orbitor Drive

Building 10, Suite 200

Mississauga, Ontario

Canada L4W 4Y4

INFORMATION STATEMENT

1.

GENERAL INFORMATION

ACTION BY THE HOLDERS OF A MAJORITY OF SHARES

We are furnishing this Information Statement to all holders of our Common Stock, to provide you with information regarding, and a description of an action which was taken by written consent in lieu of a special meeting of stockholders by the holder of a majority of our common stock on September 26, 2012, subject to the expiration of 20 days following the mailing of this Information Statement to our stockholders as required under Rule 14c-2 under the Exchange Act.  Effective September 26, 2012, the holder of 1,500,000 shares, or approximately 82% of the Company’s then outstanding voting securities, executed a written consent in accordance with Section 78.320 of the NRS, approving the amendment to the Articles of Incorporation to change the Company’s name to Brookfield Resources Inc. and reduce the common shares to 900,000,000.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This not a notice of a special meeting of stockholders and no stockholders meeting will be held to consider any matter described in this Information Statement.

ANTI-TAKEOVER EFFECTS

      Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any proposal that may be used as an anti-takeover device.  Although not a factor in the decision by our Board to effect the effective reduction of our authorized shares of common stock, one of the effects of having additional shares of our authorized common stock available for issuance may be to enable the Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy consent, or otherwise and thereby protect the continuity of the then present management.  Unless prohibited by the regulations of applicable law or other agreements or restrictions, a sale of shares of common stock by us or other transactions in which the number of our outstanding shares of common stock would be increased could dilute the interest of a party attempting to obtain control of us.  The available authorized common stock may make it more difficult for, prevent or deter a third-party from acquiring control of the Company or changing our Board and management, as well as inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

     The change of our authorized shares of common stock is not being proposed in response to any effort of which we are aware to accumulate shares of common stock or obtain control of the Company.  While it is possible that our management could use the authorized shares of common stock to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of stockholders, we do not intend to construct or enable any anti-takeover defense or mechanism on its behalf.  We have no intent or plans to employ the authorized shares of common stock as an anti-takeover device and do not have any plans or proposals to adopt any other provisions or enter into other arrangements that may have material anti-takeover consequences.

     In addition to the change of our authorized shares of common stock, provisions of our governing document and applicable provisions of Nevada law may also have anti-takeover effects, making it more difficult for or preventing a third-party from acquiring control of the Company or changing our Board and management.  These provisions may also have the effect of deterring hostile takeovers or delaying changes in the Company’s control or in our management.

     A Stockholder owning of record more than 82% of our outstanding voting securities has irrevocably consented to the amendment of Articles of Incorporation to change the Company’s name to Brookfield Resources Inc. and to reduce the authorized common.  The vote or consent of no other holders of our capital stock is required to approve this action.  Accordingly, no additional votes will be needed to approve this action.

     This Information Statement is being mailed on or about October 24, 2012 to stockholders of record on September 26, 2012 (the “Record Date”).  This Information Statement is being delivered only to inform you of the corporate action described herein in accordance with Rule 14c-2 under the Exchange Act.

DISSENTER’S RIGHT OF APPRAISAL

     Under Nevada law and our articles of incorporation and bylaws, no stockholder has any right to dissent to the adoption of stock option plan, or the proposed name change, and is not entitled to appraisal of or payment for their shares of our stock.

CORPORATE ACTIONS

AMENDMENT TO ARTICLES OF INCORPORATION
TO CHANGE NAME TO BROOKFIELD RESOURCES INC.
ITEM 1

     On September 26, 2012, the action to amend the Company’s Articles of Incorporation to change the Company’s name from Movie Trailer Galaxy, Inc. to Brookfield Resources Inc., (the “Amendment”) was approved by written consent of the holder representing approximately 82% of the outstanding voting securities of the Company.

     On September 26, 2012, the Board of Directors of the Company approved the Amendment.  The Amendment to be filed with the Nevada Secretary of State is attached to this Information Statement as Exhibit A.

     The approval of the Amendment requires the affirmative vote of a majority of the shares of voting securities outstanding and entitled to vote.  On September 26, 2012, the action to approve the Amendment was approved by written consent of the holder representing approximately 82% of the outstanding voting securities of the Company.  As such, no vote or future action of the stockholders of the Company is required to approve the Amendment.  You are hereby being provided with notice of the approval of the Amendment.

AMENDMENT TO ARTICLES OF INCORPORATION
TO REDUCE THE AUTHORIZED COMMON SHARES TO 900,000,000
ITEM 2

     On September 26, 2012, the action to amend the Company’s Articles of Incorporation to reduce the authorized common shares to 900,000,000 was approved by written consent of the holder representing approximately 82% of the outstanding voting securities of the Company.

     On September 26, 2012, the Board of Directors of the Company approved the Amendment.  The Amendment to be filed with the Nevada Secretary of State is attached to this Information Statement as Exhibit A.

PURPOSE OF THE REDUCTION OF AUTHORIZED COMMON SHARES

     The Company filed a Certificate of Change with the State of Nevada on September 17, 2012 that will be effective October 2, 2012.  The Certificate of Change increased both the outstanding common shares and the authorized common shares by a multiple of 560 to 1.  This was done to increase the outstanding common shares to provide for more liquidity in the stock market.  However, the Company believes that the resulting increase of authorized shares to 280,000,000,000 is unmanageable and the authorized shares need to be reduced to 900,000,000.  Additionally, this reduction of authorized shares will substantially reduce the annual filing fees that are paid in the state of Nevada.

     The Board of Directors approved the Amendment to further the Company’s best interest to have sufficient authorized but unissued shares of common shares available in order to provide (a) flexibility for future corporate action; (b) raise additional capital by issuing additional shares of Common Stock or granting warrants for the future purchase of Common Stock; (c) the need to grant additional options to purchase Common Stock to attract qualified employees and consultants; and (d) the need to issue additional shares of common stock or securities convertible into Common Stock in connection with strategic corporate transactions, acquisitions, and other business arrangements and corporate purposes, is desirable to avoid repeated separate amendments to our Articles of Incorporation and the delay and expense incurred in amending the Articles of Incorporation.

EFFECTIVE DATE OF AMENDMENT

    The Amendment to our Articles of Incorporation will become effective upon the filing with the Nevada Secretary of State of a Certificate of Amendment to our Articles of Incorporation.  We intend to file the Certificate of Amendment twenty-one days after this Information Statement is first mailed to shareholders.

EFFECT ON CERTIFICATES EVIDENCING SHARES OF MOVIE TRAILER GALAXY, INC.

      The change in the name of Movie Trailer Galaxy, Inc. to Brookfield Resources Inc. will be reflected in its stock records by book-entry in Movie Trailer Galaxy, Inc.’s books.  For those shareholders that hold physical certificates, please do not destroy or send to Movie Trailer Galaxy, Inc. your common stock certificates.  Those certificates will remain valid for the number of shares shown thereon, and should be carefully preserved by you.

     There will be no other effect on your rights or interest in shares of the Company that you hold.  There are no material US Federal Income Tax consequence to either the Company or its shareholders from the Amendment.

VOTING SECURITIES

     As of September 26, 2012, the Company’s authorized capital consisted of 500,000,000 shares of Common Stock, $0.0001 par value, and 10,000,000 shares of Preferred Stock, par value $0.0001.  As of September 26, 2012 there were 1,780,985 common shares outstanding.  No preferred shares are outstanding.

     The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the holders of Common Stock.  Subject to preferences applicable to any outstanding preferred stock, if any, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore. In the event of a liquidation, dissolution or winding up of Movie Trailer Galaxy, Inc., the holders of Common Stock are entitled to share ratably all assets remaining after payment of liabilities and the liquidation preference of any preferred stock, if any. Holders of Common Stock have no preemptive or subscription rights, and there are no redemption or conversion rights with respect to such shares.

     In the event of any liquidation, dissolution or winding up of Movie Trailer Galaxy, Inc., the assets of Movie Trailer Galaxy, Inc. available for distribution to shareholders will be distributed among the holders of preferred stock, if any, and the holders of any other class of equity securities of Movie Trailer Galaxy, Inc., including its common stock, pro rata, on an as-converted-to-common-stock basis, after the payment to the holders of Movie Trailer Galaxy, Inc. Common Stock of a di minimus par value amount.

DIRECTORS AND EXECUTIVE OFFICERS

     The following lists the name, age and business experience of the Movie Trailer Galaxy, Inc. director and executive officer.

Name	Age	Position
Robert S. Roon	52	Chief Executive Officer, President, Chief Financial Officer ,Secretary, Treasurer and Director

Robert S. Roon, Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and Director, Age 52, Mr Robert S. Roon 52,  Chairman and Chief Executive Officer of Vertical Communications LLC, for the past 5 years.  Vertical Communications  is an Investment banking, social media company with offices in Florida and New Jersey.  Mr. Roon has over 30 years of experience in the investment banking industry.

Director Compensation.  Directors are reimbursed for expenses incurred by attending Board of Directors’ meetings.  They are not currently paid any other compensation for their services on the Board.  The Company has entered into an indemnification agreement with the director.

DISCLOSURES

The Company is not aware of any current substantial interest, direct or indirect, by security holdings or otherwise, of: i) any of the Company’s current or prior officers or directors, ii) any nominee for election as a director of the Company, or iii) any associate of the persons mentioned in subsections i) and ii) above.

The Company’s sole director has voted in favor of the actions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the Company’s common stock beneficially owned on September 26, 2012, for (i) each stockholder known to be the beneficial owner of 5% or more of Company’s outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.  In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.

As of September 26, 2012, the Company has 1,780,985 shares of common stock outstanding.

Name of Beneficial Owner	Amount	Percent
Robert Roon	1,500,000	84.2%

All Executive Officers and Directors As a Group (1 persons)	1,500,000	84.2%

COPIES OF INFORMATION STATEMENT

Only one Information Statement is being delivered to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders.  We hereby undertake promptly to deliver, upon written or oral request, a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the Information Statement was delivered.  In order to request additional copies of this Information Statement or to request delivery of a single copy of this Information Statement if you are receiving multiple copies, please contact us by mail at 5045 Orbitor Drive, Building 10, Suite 200, Mississauga, Ontario, Canada L4W 4Y4.

ADDITIONAL INFORMATION

We file annual reports on Form 10-K, quarterly reports of Form 10-Q, current reports on Form 8-K or Form 8-K/A, proxy statements and other information with the SEC under the Exchange Act.  You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  Please call the SEC at (800) 732-0330 for further information on the operation of the SEC’s Public Reference Room.  The SEC also maintains an internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.  The address of the SEC’s web site is www.sec.gov.

The following documents as filed with the Commission by the Company are incorporated herein by reference:

Quarterly Report on Form 10-Q for the quarter ended February 28, 2011

Quarterly Report on Form 10-Q for the quarter ended May 31, 2011

Annual Report on Form 10-K for the year ended August 31, 2012

Quarterly Report on Form 10-Q for the quarter ended November 30, 2011

Quarterly Report on Form 10-Q for the quarter ended February 29, 2012

Quarterly Report on Form 10-Q for the quarter ended May 31, 2012

Post-Effective Amendment dated September 4, 2012

By Order of the Board of Directors,

/s/ Matteo Sacco

Matteo Sacco

Chief Executive Officer and Director

Dated: October 22, 2012

EXHIBIT A

Amended Articles of Incorporation

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Movie Trailer Galaxy, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1.  The name of the corporation shall be Brookfield Resources Inc.

Article 3.  Authorized Shares

The aggregate number of shares which the Corporation shall have the authority to issue shall consist of 900,000,000 shares of Common Stock having a $0.0001 par value and 10,000,000 shares of Preferred Stock having $0.0001 par value.  The Common and/or Preferred Stock of the Corporation may be issued from time to time without prior approval of the shareholders.  The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 82%

4. Effective date and time of filing: (optional)

5. Signature: (required)

_________________________________

Signature of Officer